                                                                    EXHIBIT 3.57


                       CERTIFICATE OF LIMITED PARTNERSHIP

1.       The name of the limited partnership is:

         Synagro Management, L.P.

2. The street address of its proposed registered office in Texas is (a P.O. Box is not sufficient):

         800 Brazos, Austin, TX 78701

         and the name of its proposed registered agent in Texas at such address is:

         Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

3. The address of the principal office in the United States where records of the partnership are to be kept or made available is:

         1800 Bering, Suite 1000, Houston, Texas 77057

4. The name, the mailing address, and the street address of the business or residence of each general partner is as follows:


         NAME                          MAILING ADDRESS                   STREET ADDRESS
                               (include city, state, zip code)   (include city, state, zip code)

         Synagro Texas, Inc.      Houston, Texas 77057              1800 Bering, Suite 1000

         Date Signed:  12/20/00


                                           /s/ Ross M. Patten
                                           -------------------------------------
                                               Ross M. Patten,
                                               For the General Partner